UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5:   Other Events.

     On July 14, 2003, Solectron Corporation issued a press release announcing that it had obtained amendments to the definitions of minimum tangible net worth covenants of the Company’s undrawn, $450 million credit facilities. As a result, the Company remains in compliance with all of its debt covenants.

     A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.   Financial Statements and Exhibits

     (c) Exhibits

     The exhibit listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

99.1	Press release dated July 14, 2003 relating to Solectron Corporation’s amended debt covenants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 15, 2003	Solectron Corporation

/s/ Kiran Patel

Kiran Patel
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated July 14, 2003 relating to Solectron Corporation’s amended debt covenants.